SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _______________________ FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2009
SINGLE TOUCH SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2235 Encinitas Blvd, Suite 210
Encinitas, California		92024

(Address of principal executive offices)		(Zip Code)

(760) 438-0100

(Registrant’s telephone number, including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information Item 2.01 Completion of Acquisition or Disposition of Assets.

Intellectual Property Purchase

On June 2, 2009, Single Touch Systems, Inc., a Delaware corporation (the “Buyer” or “SITO”) entered into an Intellectual Property Rights Purchase and Transfer Agreement (“Agreement”) with Streamworks Technologies, Inc., a Delaware corporation (the “Seller”). Signed copies of the agreements were received from Streamworks on June 2, 2009. On June 17, 2009, the Buyer delivered the Common shares Common shares due the seller to close the transaction.

Pursuant to the Agreement, the Buyer has purchased a portfolio of sixteen (16) patents and patent applications related primarily to the management, streaming and routing of electronic media. No other property rights, contracts, good will or other assets were the subject of the agreement.

The Seller received three million, six hundred sixty six thousand, six hundred sixty seven (3,666,667) common shares of buyer, in addition, one million, eight hundred thirty three thousand, three hundred thirty four (1,833,334) warrants for common stock of the Buyer at a strike price of $2.30 per share for a period of two years.

Factors the Buyer considered in determining the amount of consideration provided for the purchase of the patent and patent applications included but were not limited to the following: The potential value of products and services that could be developed utilizing the methods represented by the purchased patents and applications, the illiquidity of the Buyers common equity, historic losses of the Buyer, the limited cash reserves of the Buyer, limited revenues of the Buyer and the volatility of the Buyer’s common equity.

The agreement also provides that the Seller shall provide non-compete agreements with Chuck Jennings and Floyd E. Bowen and a mutually agreeable registration rights agreement covering the common shares pursuant to this transaction shall be executed.

In May of 2009, three affiliates of Streamworks Technologies, Inc. purchased 1,200,000 shares of Single Touch Systems, Inc. common stock in a private transaction from Activate, Inc. an entity controlled by Anthony Macaluso president of Single Touch Systems, Inc. The Board of Single Touch Systems, Inc. was informed of the transaction prior to making the decision to enter into the Agreement with Streamworks Technologies, Inc.

Mr. Macaluso continues to advance cash and pay obligation for Single Touch Systems and Single Touch Interactive as he is able. Mr. Macaluso has no agreements or obligation to continue funding the company. No other material relationships currently exist between Single Touch Systems, Inc. and Streamworks Technologies, Inc. or any of their respective officers, directors or other affiliates.

Section 3 – Securities and Trading Markets Item 3.02 Unregistered sales of Equity Securities.

Intellectual Property Purchase

On June 2, 2009, Single Touch Systems, Inc., a Delaware corporation (the “Buyer” or “SITO”) entered into an Intellectual Property Rights Purchase and Transfer Agreement (“Agreement”) with Streamworks Technologies, Inc., a Delaware corporation (the “Seller”). Signed copies of the agreements were received from Streamworks on June 2, 2009. On June 17, 2009, the Buyer delivered the Common shares Common shares due the seller to close the transaction.

The Seller received three million, six hundred sixty six thousand, six hundred sixty seven (3,666,667) common shares of buyer, in addition, one million, eight hundred thirty three thousand, three hundred thirty four (1,833,334) warrants for common stock of the Buyer at a strike price of $2.30 per share for a period of two years.

Pursuant to the Agreement, the Buyer has purchased a portfolio of sixteen (16) patents and patent applications related primarily to the management, streaming and routing of electronic media. No other property rights, contracts, good will or other assets were the subject of the agreement.

All sales were issued as exempted transactions under Section 4(2) of the Securities Act of 1933 and are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

Single Touch Systems, Inc. incorporates by reference the following exhibits:

10.1	Agreement – Intellectual Property Rights Purchase and Transfer Agreement – June 2, 2009, filed June 8, 2008, as exhibit 10.1 with the registrant’s Current Report on Form 8-K(SEC File No. 333-73004); which exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

	By:	s\ Anthony Macaluso

	Name:	Anthony Macaluso
Title: President
Dated: June 22, 2009